Exhibit 99.1

NEWS RELEASE

cc13-36/C1317

LSI Reports Second Quarter 2013 Results

Initiates $0.03 per share quarterly dividend

SAN JOSE, Calif., July 24, 2013 – LSI Corporation (NASDAQ: LSI) today reported results for its second quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Second quarter 2013 revenues of $590 million

•	Second quarter 2013 GAAP* net income of $0.04 per diluted share

•	Second quarter 2013 non-GAAP** net income of $0.15 per diluted share

•	Second quarter 2013 operating cash flows of $78 million

Third Quarter 2013 Business Outlook

•	Projected revenues of $590 million to $630 million

•	GAAP* net income in the range of $0.01 to $0.11 per share

•	Non-GAAP** net income in the range of $0.13 to $0.19 per share

*	Generally Accepted Accounting Principles.
**	Excludes stock-based compensation, amortization of acquisition-related intangibles, purchase accounting effect on inventory, restructuring of operations and other items, net, gain on remeasurement of a pre-acquisition equity interest to fair value, and gain/loss on sale/write-down of investments. It also excludes the income tax effect associated with the above-mentioned items.

“LSI delivered solid second quarter results as we established key inroads at strategic customers who are choosing LSI storage and networking solutions to improve performance and deliver higher service levels to their customers,” said Abhi Talwalkar, LSI’s President and CEO. “We expect both our storage and networking businesses to be up in the third quarter, with new product cycles contributing to our growth.”

Second quarter 2013 revenues were $590 million, in line with guidance, compared to $660 million in the second quarter of 2012, and compared to $569 million in the first quarter of 2013.

Second quarter 2013 GAAP* net income was $25 million or $0.04 per diluted share, compared to second quarter 2012 GAAP net income of $59 million or $0.10 per diluted share. First quarter 2013 GAAP net income was $18 million or $0.03 per diluted share. Second quarter 2013 GAAP net income included a net charge of $59 million from special items, consisting primarily of approximately $29 million of amortization of acquisition-related items, $22 million of stock-based compensation expense and $8 million of net restructuring and other items.

Second quarter 2013 non-GAAP** net income was $84 million or $0.15 per diluted share, compared to second quarter 2012 non-GAAP net income of $121 million or $0.21 per diluted share. First quarter 2013 non-GAAP net income was $94 million or $0.17 per diluted share.

Cash and short-term investments totaled approximately $673 million at quarter end. The company completed second-quarter purchases of approximately 9 million shares of its common stock for approximately $62 million.

“We are generating cash and healthy gross margins, while carefully managing spending in what continues to be an uncertain external environment,” said Bryon Look, LSI’s CFO. “The dividend we announced today, coupled with our ongoing share buyback program, further demonstrates our confidence and continued commitment to shareholder return.”

LSI 3Q2013 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$590 million to $630 million		$590 million to $630 million
Gross Margin	49% to 53%	$17 million to $27 million	53.5% to 55.5%
Operating Expenses	$259 million to $279 million	$28 million to $38 million	$231 million to $241 million
Net Other Income	$2 million		$2 million
Tax	Approximately $11 million		Approximately $11 million
Net (Loss)/Income Per Share	$0.01 to $0.11	($0.08) to ($0.12)	$0.13 to $0.19
Diluted Share Count	563 million		563 million

Capital spending is projected to be around $25 million in the third quarter and approximately $85 million in total for 2013.

Depreciation and software amortization is projected to be around $15 million in the third quarter and approximately $60 million in total for 2013.

LSI Conference Call Information

LSI will hold a conference call today at 2 p.m. PDT to discuss second quarter 2013 financial results and the third quarter 2013 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

Forward-Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our ability to achieve anticipated synergies and to develop integrated new products following our acquisition of SandForce; our ability to repurchase our common stock at prices we believe to be advantageous; our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; our ability to generate cash at levels sufficient to pay a dividend; our ability to maintain sufficient surplus out of which we can pay dividends; whether we determine that continuing to pay a dividend is in our stockholders’ interest, and general industry and macro-economic conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About LSI

LSI Corporation (NASDAQ: LSI) designs semiconductors and software that accelerate storage and networking in datacenters, mobile networks and client computing. Our technology is the intelligence critical to enhanced application performance, and is applied in solutions created in collaboration with our partners. More information is available at www.lsi.com.

LSI, the LSI & Design logo and Storage.Networking.Accelerated. are trademarks or registered trademarks of LSI Corporation in the United States and/or other countries.

All other brand or product names may be trademarks or registered trademarks of their respective companies.

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Dave Miller
610-712-5471	408-712-7813
sujal.shah@lsi.com	dave.c.miller@lsi.com

LSI CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2013	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and short-term investments	$673.4	$658.5	$676.0
Accounts receivable, net	242.0	223.2	264.1
Inventories	173.6	181.1	206.3
Prepaid expenses and other current assets	68.6	70.0	80.4

Total current assets	1,157.6	1,132.8	1,226.8
Property and equipment, net	281.5	278.0	269.7
Goodwill and identified intangible assets, net	681.9	711.5	741.1
Other assets	113.6	118.6	118.6

Total assets	$2,234.6	$2,240.9	$2,356.2

Liabilities and Stockholders’ Equity
Current liabilities	$443.8	$441.5	$516.9
Pension, tax and other liabilities	650.5	658.4	679.6

Total liabilities	1,094.3	1,099.9	1,196.5

Stockholders’ equity:
Common stock and additional paid-in capital	5,516.8	5,535.9	5,578.8
Accumulated deficit	(3,797.8)	(3,822.4)	(3,840.8)
Accumulated other comprehensive loss	(578.7)	(572.5)	(578.3)

Total stockholders’ equity	1,140.3	1,141.0	1,159.7

Total liabilities and stockholders’ equity	$2,234.6	$2,240.9	$2,356.2

LSI CORPORATION

Consolidated Statements of Operations (GAAP)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenues	$589,583	$568,636	$659,573	$1,158,219	$1,281,997
Cost of revenues	268,341	256,511	303,334	524,852	599,486
Amortization of acquisition-related intangibles	19,746	19,746	21,348	39,492	42,738
Purchase accounting effect on inventory	—	—	—	—	14,458
Stock-based compensation expense	2,237	2,875	3,003	5,112	6,515

Total cost of revenues	290,324	279,132	327,685	569,456	663,197

Gross profit	299,259	289,504	331,888	588,763	618,800

Research and development	166,829	158,896	163,591	325,725	321,154
Stock-based compensation expense	9,619	12,409	11,973	22,028	24,281

Total research and development	176,448	171,305	175,564	347,753	345,435

Selling, general and administrative	67,540	69,350	69,905	136,890	136,324
Amortization of acquisition-related intangibles	9,883	9,883	8,667	19,766	17,334
Stock-based compensation expense	10,009	10,262	10,342	20,271	25,356

Total selling, general and administrative	87,432	89,495	88,914	176,927	179,014

Restructuring of operations and other items, net	7,807	20,452	6,491	28,259	21,953

Income from operations	27,572	8,252	60,919	35,824	72,398
Interest income and other, net	2,248	7,880	9,594	10,128	24,250

Income before income taxes	29,820	16,132	70,513	45,952	96,648
Provision for/(benefit from) income taxes	5,200	(2,300)	11,800	2,900	(37,262)

Net income	$24,620	$18,432	$58,713	$43,052	$133,910

Net income per share:
Basic	$0.04	$0.03	$0.10	$0.08	$0.24

Diluted	$0.04	$0.03	$0.10	$0.08	$0.23

Shares used in computing per share amounts:
Basic	548,282	550,227	563,686	549,249	564,945

Diluted	561,801	567,092	581,344	565,426	586,431

Reconciliations of certain GAAP measures to non-GAAP measures are included below.

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income	$24,620	$18,432	$58,713	$43,052	$133,910

Special items:
a) Stock-based compensation expense - cost of revenues	2,237	2,875	3,003	5,112	6,515
b) Stock-based compensation expense - R&D	9,619	12,409	11,973	22,028	24,281
c) Stock-based compensation expense - SG&A	10,009	10,262	10,342	20,271	25,356
d) Amortization of acquisition-related intangibles - cost of revenues	19,746	19,746	21,348	39,492	42,738
e) Amortization of acquisition-related intangibles - SG&A	9,883	9,883	8,667	19,766	17,334
f) Purchase accounting effect on inventory	—	—	—	—	14,458
g) Restructuring of operations and other items, net	7,807	20,452	6,491	28,259	21,953
h) Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	—	(5,765)
i) Income tax effect	—	—	—	—	(43,198)

Total special items	59,301	75,627	61,824	134,928	103,672

Non-GAAP net income	$83,921	$94,059	$120,537	$177,980	$237,582

Non-GAAP income per share:
Basic	$0.15	$0.17	$0.21	$0.32	$0.42

Diluted	$0.15	$0.17	$0.21	$0.31	$0.41

Shares used in computing non-GAAP per share amounts:
Basic	548,282	550,227	563,686	549,249	564,945

Diluted	561,801	567,092	581,344	565,426	586,431

LSI CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Operating activities:
Net income	$24,620	$18,432	$58,713	$43,052	$133,910
Adjustments:
Depreciation and amortization	45,547	44,285	45,279	89,832	90,647
Stock-based compensation expense	21,865	25,546	25,318	47,411	56,152
Non-cash restructuring of operations and other items, net	(266)	6,596	2,901	6,330	5,041
Gain on re-measurement of a pre-acquisition equity interest to fair value	—	—	—	—	(5,765)
Gain on sale of property and equipment	—	(4)	(95)	(4)	(70)
Unrealized foreign exchange (gain)/loss	(2,843)	589	(4,196)	(2,254)	(2,735)
Deferred taxes	(25)	(26)	28	(51)	(43,174)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combination:
Accounts receivable	(18,962)	40,652	5,428	21,690	(39,417)
Inventories	7,447	25,123	(3,226)	32,570	227
Prepaid expenses, assets held for sale and other assets	(1,162)	(7,955)	460	(9,117)	(1,830)
Accounts payable	22,453	(33,054)	(17,598)	(10,601)	29,521
Accrued and other liabilities	(20,854)	(57,354)	4,260	(78,208)	(55,010)

Net cash provided by operating activities	77,820	62,830	117,272	140,650	167,497

Investing activities:
Purchases of debt securities available-for-sale	(63,833)	(53,345)	(51,106)	(117,178)	(72,369)
Proceeds from maturities and sales of debt securities available-for-sale	26,900	24,117	8,250	51,017	17,756
Purchases of other investments	—	(750)	—	(750)	—
Purchases of property and equipment	(18,282)	(25,075)	(12,636)	(43,357)	(77,618)
Proceeds from sale of property and equipment	55	27	231	82	252
Acquisition of business, net of cash acquired	—	—	—	—	(319,231)

Net cash used in investing activities	(55,160)	(55,026)	(55,261)	(110,186)	(451,210)

Financing activities:
Issuance of common stock	23,724	8,165	16,854	31,889	82,128
Purchases of common stock under repurchase program	(61,515)	(60,765)	(137,979)	(122,280)	(176,185)

Net cash used in financing activities	(37,791)	(52,600)	(121,125)	(90,391)	(94,057)

Effect of exchange rate changes on cash and cash equivalents	(523)	(1,507)	598	(2,030)	103

Net change in cash and cash equivalents	(15,654)	(46,303)	(58,516)	(61,957)	(377,667)
Cash and cash equivalents at beginning of period	425,225	471,528	460,660	471,528	779,811

Cash and cash equivalents at end of period	$409,571	$425,225	$402,144	$409,571	$402,144